U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

ENERGYTEC, INC.
(Exact name of registrant as specified in its charter)

(Commission File No. 000-50072)

Nevada	75-2835634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4965 Preston Park Boulevard, Suite 270–E, Plano, Texas 75093
(Address of Principal Executive Offices)

(972)–985–6715
(Registrant’s Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective March 19, 2008, Energytec, Inc., entered into a settlement of the legal proceeding entitled, Oil is Fab & We are Glad LLC, et al v. Energytec, Inc., Cause No. 296-00397-07, in the 296th Judicial District Court of Collin County, Texas. Under the settlement, Energytec issued to the plaintiffs promissory notes in the aggregate principal amount of $1,904,111. The notes bear simple interest on the principal amount at the rate of 8% per annum until paid. The notes include a special interest payment in the aggregate amount of $197,819. All principal and interest is due March 19, 2010. Energytec entered into with the plaintiffs conditional security agreements that provide Energytec will apply 50% of the net proceeds from the sale of any of its interest in oil and gas leases located in Big Horn County, Wyoming to payment of the promissory notes pro rata on the basis of the ratio of the principal amount of each plaintiff’s note to the aggregate principal amount of notes issued to all plaintiffs.

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report are the following exhibits:

Exhibit No.	Title of Document

10.1	Form of Promissory Note issued to Plaintiffs

10.2	Form of Conditional Security Agreement with Plaintiffs

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYTEC, INC.

Date: March 24, 2008	By:	/s/ Dorothea Krempein
Dorothea Krempein
Vice President and Chief Financial Officer